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                                    PROXY


                               RYMER FOODS INC.

                          4600 South Packers Avenue
                           Chicago, Illinois 60609


     The undersigned hereby appoints P. Edward Schenk and Barbara
McNicholas, and each of them, proxies, with power of substitution and revocation, acting by unanimous consent of those present and voting, or if only one is present and voting then that one, to vote the shares of stock of RYMER FOODS INC., which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 4600 South Packers Avenue, Chicago, Illinois 60609 on July 8, 1997 at 10:00 a.m., Chicago time, and at any adjournment thereof, with all the powers the undersigned would possess if present.

1.   The election of one (1) Class 3 director.

     Nominee: Edward M. Hebert

     [ ]  For     [ ]  Against     [ ]  Abstain

2. To ratify the appointment of Coopers & Lybrand, L.L.P. as the independent auditors for the Company for the fiscal year ending October 25, 1997.

     [ ]  For     [ ]  Against     [ ]  Abstain

3. To approve the Charter Amendment reducing the par value of Rymer's common stock from $1.00 to $0.04 per share to effect a 25 into 1 stock split.

     [ ]  For     [ ]  Against     [ ]  Abstain

4. To approve the New Common Stock issuance of up to 4,300,000 shares as part of the Restructuring.

     [ ]  For     [ ]  Against     [ ]  Abstain

5.   To approve the Company's 1997 Stock Option Plan.

     [ ]  For     [ ]  Against     [ ]  Abstain

6.   To transact such other business as may properly come before the meeting.

     (continued and to be signed on the reverse side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RYMER FOODS INC.

PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.


                               SEE REVERSE SIDE



                               RYMER FOODS INC.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INSTRUCTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED UNDER ITEM 1 AND FOR ITEMS 2 THROUGH 5, INCLUSIVE.


                           The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or at any adjournment thereof.


                           ____________________________________________________
                           Signature                       Date: ______________


                           ____________________________________________________
                           Signature                       Date: ______________


                           Please sign exactly as name appears on this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.